UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of President, Chief Executive Officer and Director

On April 29, 2008, Camden National Corporation (the “Company”) issued a press release announcing, among other matters, the retirement of Robert W. Daigle, as president, Chief Executive Officer and Director, effective January 1, 2009. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with Mr. Daigle’s retirement, on April 29, 2008, the Company entered into an employment agreement with Robert W. Daigle. Under the agreement, Mr. Daigle will continue in his current role until December 31, 2008. Beginning on January 1, 2009, Mr. Daigle will assume the roles of Senior Executive Consultant to the Chairman of the Board and Senior Advisor to Company Officers until the date of his retirement on June 30, 2009. Mr. Daigle’s current annual salary of $310,000 will continue until his retirement date, assuming the terms of the agreement are met. Mr. Daigle’s Supplemental Executive Retirement Program, which was previously in effect, has been nullified and superceded by the agreement. In accordance with the agreement, Mr. Daigle will receive a retirement supplement equivalent to an annual lifetime benefit of $130,746, commencing in January 2010. Upon retirement, Mr. Daigle will also receive a single lump sum cash payment of $37,500 in lieu of the medical coverage subsidy, continue to participate in the Company’s financial planning benefit through December 31, 2010, and vest on the date of retirement in the restricted stock award granted March 27, 2007. The employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of President and Chief Executive Officer

On April 29, 2008, the Company issued a press release announcing, among other matters, that the Board of Directors appointed Gregory A. Dufour, 47, to serve as the new president and Chief Executive Officer effective January 1, 2009. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August of 2002, he assumed additional responsibility for Operations and Technology until December 2003. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and president and Chief Operating Officer for Camden National Bank, and then in January 2006, he became president and Chief Executive Officer for Camden National Bank. He has also been a Director of Camden National Bank since January 2004, and in August 2006, he became a Director of Acadia Trust, N.A. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates, including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller.

There are currently no arrangements or understandings pursuant to which Mr. Dufour was selected as president and Chief Executive Officer. There are no related party transactions between the Company and Mr. Dufour reportable under Item 404(a) of Regulation S-K. Currently, no modifications have been made to Mr. Dufour’s compensation in connection with his appointment as president and Chief Executive Officer. The Company will disclose the material terms of any employment agreement and/or compensation arrangement, or material amendment thereto, as required under the regulations of the Securities and Exchange Commission.

Restricted Stock Grant

On April 29, 2008, pursuant to the Company’s 2003 Stock Option and Incentive Plan, the Company awarded Mr. Daigle a restricted stock grant of 4,205 shares of restricted common stock of the Company, with restrictions to lapse on June 30, 2009. In connection with this grant, the Company entered into a Restricted Stock Agreement with

Mr. Daigle, dated April 29, 2008, which is filed as Exhibit 10.2 hereto and is hereby incorporated by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Agreement.

Modification to Management Stock Purchase Plan

On April 29, 2008, the Company modified its Management Stock Purchase Plan to allow for immediate vesting for existing and new purchases under the plan for participants who reach age 60 with at least 10 years of service. The modified Management Stock Purchase Plan is filed as Exhibit 10.3 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description
10.1	Employment Agreement between Camden National Corporation and Robert W. Daigle, dated as of April 29, 2008

10.2	Restricted Stock Agreement between Camden National Corporation and Robert W. Daigle, dated as of April 29, 2008

10.3	Management Stock Purchase Plan, as amended April 29, 2008

99.1	Press Release issued by Camden National Corporation on April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Sean G. Daly	Date: May 1, 2008
Sean G. Daly
Chief Financial Officer and Principal
Financial & Accounting Officer

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